UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements with Certain Officers

On February 27, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of LogMeIn, Inc. (the “Company”), approved the following compensation programs and benefits for Messrs. Herdiech, Battles, D’Angelo, Donahue, Ford and Lok for fiscal 2018.

Fiscal 2018 Executive Compensation

Base Salaries

The base salaries of the Company’s executive officers are reviewed at least annually by the Committee and are adjusted from time-to-time to align with current market practices and trends, while also taking into consideration the Company’s overall performance and the individual executive officer’s responsibilities, past performance, future expectations and experience.

The following table sets forth the fiscal 2018 salary for the following 2018 executive officers:

Name	2018 Base Salary
Edward K. Herdiech Chief Financial Officer & Treasurer	$416,000
Christopher Battles GM, Communications & Collaboration	$380,000
Lawrence M. D’Angelo SVP, Global Sales	$380,000
Michael J. Donahue SVP, General Counsel & Secretary	$354,000
W. Sean Ford Chief Marketing Officer	$340,000
James Lok Head of Core Technology	$374,000

Annual Cash Incentive Bonus

In additional to their base salaries, the Company’s executive officers are entitled to participate in the Company’s annual cash incentive bonus program. Annual cash incentive bonuses are intended to compensate executives for the Company’s achievement of strategic, operational and financial goals. Amounts payable are discretionary and are typically calculated as a percentage of the applicable executive’s base salary, with higher ranked executives typically being compensated at a higher percentage of their base salary. At the beginning of each fiscal year, the Committee establishes a target performance level for the Company based on the Company’s satisfaction of certain performance metrics which are set in advance by the Committee. Typically, these cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual performance versus the established performance metrics. In the event that the Company’s actual performance exceeds or falls short of the target performance level, bonus amounts are increased or decreased accordingly.

The following table sets forth the potential bonus amounts that may be earned by our 2018 executive officers, assuming achievement of 100% of the 2018 targets, which have been based on the strategic, operational and financial goals set by the Committee for the 2018 fiscal year:

Name	Potential 2018 Cash Incentive Bonus(1)
Edward K. Herdiech Chief Financial Officer & Treasurer	$250,000
Christopher Battles GM, Communications & Collaboration	$228,000
Lawrence M. D’Angelo SVP, Global Sales	$380,000	(2)
Michael J. Donahue SVP, General Counsel & Secretary	$176,000
W. Sean Ford Chief Marketing Officer	$170,000
James Lok Head of Core Technology	$188,000

(1)	Amounts reported assume the Company’s achievement of 100% of the target performance level established by the Committee. The annual cash incentive bonuses awarded to the Company’s executive officers for fiscal 2018 will also be subject to the Company’s executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess incentive-based cash compensation provided to our executive officers in the event of certain restatements of our financial statements.
(2)	As the Company’s SVP of Global Sales, Mr. D’Angelo’s cash incentive bonus is commission-based and tied to the Company’s achievement of certain Board-specified sales goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: March 2, 2018	By:	/s/ Michael J. Donahue
Michael J. Donahue SVP, General Counsel & Secretary